Exhibit 99.2

SECOND AMENDED AND RESTATED SHARE REPURCHASE PLAN

Our share repurchase plan may provide an opportunity for stockholders to have their shares of common stock repurchased by us, subject to certain restrictions and limitations.

No shares can be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder. Further, our board of directors may, in its sole discretion, waive the one-year holding period requirement for stockholders who demonstrate, in the discretion of our board of directors, an involuntary exigent circumstance.

For purposes of determining whether any former Steadfast Income REIT, Inc. (“SIR”) or Steadfast Apartment REIT III, Inc. (“STAR III”) stockholder qualifies for participation under our share repurchase plan, former SIR and STAR III stockholders will receive full credit for the time they held SIR or STAR III common stock prior to the consummation of our mergers with SIR and STAR III.

Our board of directors has determined to (1) limit the amount of shares repurchased pursuant to the Company’s share repurchase plan each quarter to $4,000,000 and (2) set the repurchase price in all instances (including death and disability) to an amount equal to 93% of the most recent publicly disclosed estimated value per share as determined by our board of directors (the “Estimated Value Per Share”). The share repurchase price will be further adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. The $4,000,000 quarterly limit and the repurchase price of 93% of the Estimated Value Per Share will take effect upon 30 days’ notice to stockholders and will be in effect on the repurchase date (defined below) at the end of April 2020 with respect to redemptions for the fiscal quarter ending March 31, 2020 (“First Quarter Redemptions”); provided, however, that we will continue to limit First Quarter Redemptions to death and disability only. Our share repurchase plan will be open to all redemption requests made beginning on and after March 16, 2020. The purchase price per share for shares repurchased pursuant to our share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders as a special distribution prior to the repurchase date. Our board of directors will determine, in its sole discretion, which distributions, if any, constitute a special distribution.

Repurchases of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which end of the applicable quarter we refer to as the “repurchase date.” Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date. We cannot guarantee that the funds set aside for the share repurchase plan will be sufficient to accommodate all repurchase requests made in any quarter. In the event that we do not have sufficient funds available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, priority will be given to redemption requests in the case of the death or disability of a stockholder, as described below. If we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, you can (1) withdraw your request for repurchase or (2) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase plan and when sufficient funds are available. Such pending requests will be honored among all requests for redemptions in any given repurchase period as follows: (i) first, pro rata as to repurchases sought upon a stockholder’s death or disability; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, an involuntary exigent circumstance; and (iii) next, pro rata as to other repurchase requests.

Death. Subject to the conditions and limitations described herein, we will repurchase shares upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchases on behalf of the trust, within two years after the date of death. If spouses are joint registered holders of the shares, the request to repurchase the shares may be made only if both registered holders die. If a repurchase request due to death is made more than two years from the date of the death, our board of directors may, but is not required to, repurchase the shares under the category of involuntary exigent circumstance, in its sole discretion.

Disability. Subject to the conditions and limitations described herein, we will repurchase shares of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit sharing plan, with a “disability” as defined herein, after receiving written notice from such stockholder within two years from the date of the qualifying disability, provided that the condition causing the disability was not pre-existing on the date that the stockholder became a stockholder. For purposes of our share repurchase, plan a “disability” means (a) the stockholder has received a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (b) the determination of such disability was made by the governmental agency responsible for reviewing and awarding the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the “applicable governmental agency.” The applicable governmental agencies are limited to the following: (i) the Social Security Administration; (ii) the U.S. Office of Personnel Management with respect to disability benefits under the Civil Service Retirement System, or CSRS; or (iii) the Veteran’s Administration; and in each case, the agency charged with administering disability benefits at that time on behalf of one of the applicable governmental agencies. Disability determinations by governmental agencies other than those listed above, including, but not limited to, worker’s compensation insurance or the administration or enforcement of the Rehabilitation Act of 1973, as amended, or the ADA will not entitle a stockholder to the terms available for the repurchase of shares. Repurchase requests following an award by the applicable governmental agency of disability, such as the Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge, as the case may be, or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits. As the following disabilities generally do not entitle a worker to Social Security or related disability benefits, they will not qualify as a “disability” for purposes of our share repurchase plan: (a) disabilities occurring after the legal retirement age; (b) temporary disabilities; and (c) disabilities that do not render a worker incapable of performing substantial gainful activity. However, where a stockholder requests the repurchase of shares due to a disability and the stockholder does not have a disability that meets the definition described above, but is subject to similar circumstances, or makes such request later than two years from the date of the qualifying disability, our board of directors may, but is not required to, repurchase the stockholder’s shares under the category of involuntary exigent circumstance, in its sole discretion.

We are not obligated to repurchase shares of our common stock under the share repurchase plan. The share repurchase plan limits the number of shares to be repurchased in any calendar year to (1) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under our distribution reinvestment plan in the prior calendar year, plus such additional funds as may be reserved for that purpose by our board of directors. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. There is no fee in connection with a repurchase of shares of our common stock.

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase plan. The share repurchase plan will terminate in the event that a secondary market develops for our shares of common stock.

We are required to provide at least 30 days’ notice to our stockholders to amend the terms of our share repurchase plan. We will notify our stockholders of any such amendments (1) in a current report on Form 8-K, an annual report on Form 10-K or a quarterly report on Form 10-Q, or (2) by means of a separate mailing to you.